Exhibit 99.1

R. R. Donnelley & Sons Company
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	For the Three Months Ended March 31, 2015	For the Three Months Ended June 30, 2015	For the Three Months Ended September 30, 2015	For the Three Months Ended December 31, 2015	For the Twelve Months Ended December 31, 2015
Products net sales	$1,326.1	$1,277.3	$1,314.4	$1,394.3	$5,312.1
Services net sales	410.9	402.1	397.2	415.0	1,625.2
Total net sales (a)	1,737.0	1,679.4	1,711.6	1,809.3	6,937.3

Products cost of sales (exclusive of depreciation and amortization)	1,041.8	1,008.9	1,039.3	1,088.9	4,178.9
Services cost of sales (exclusive of depreciation and amortization)	348.3	331.8	326.4	346.8	1,353.3
Total cost of sales	1,390.1	1,340.7	1,365.7	1,435.7	5,532.2

Products gross profit	284.3	268.4	275.1	305.4	1,133.2
Services gross profit	62.6	70.3	70.8	68.2	271.9
Total gross profit	346.9	338.7	345.9	373.6	1,405.1
Selling, general and administrative expenses (exclusive of depreciation and amortization)	227.8	209.8	217.7	217.3	872.6
Restructuring, impairment and other charges-net	13.4	9.6	26.7	13.0	62.7
Depreciation and amortization	59.8	59.4	57.4	55.9	232.5
Income from operations	45.9	59.9	44.1	87.4	237.3
Interest expense-net	51.2	51.3	51.0	50.6	204.1
Investment and other expense-net	28.2	12.1	3.0	0.6	43.9
(Loss) earnings before income taxes	(33.5)	(3.5)	(9.9)	36.2	(10.7)
Income tax (benefit) expense	(36.7)	4.4	1.0	52.3	21.0
Net earnings (loss) from continuing operations	3.2	(7.9)	(10.9)	(16.1)	(31.7)
Net earnings from discontinued operations, net of income taxes	8.7	51.5	22.5	87.4	170.1
Less: (Loss) income attributable to noncontrolling interests	(10.4)	0.1	(2.7)	0.3	(12.7)
Net earnings attributable to RR Donnelley common stockholders	$22.3	$43.5	$14.3	$71.0	$151.1

Basic net earnings (loss) per share attributable to RR Donnelley common stockholders:
Continuing operations	$0.20	$(0.12)	$(0.12)	$(0.24)	$(0.28)
Discontinued operations	0.13	0.76	0.31	1.26	2.48
Net earnings attributable to RR Donnelley stockholders (b)	0.33	0.64	0.21	1.02	2.20

Diluted net earnings (loss) per share attributable to RR Donnelley common stockholders:
Continuing operations	$0.20	$(0.12)	$(0.12)	$(0.24)	$(0.28)
Discontinued operations	0.13	0.76	0.31	1.26	2.48
Net earnings attributable to RR Donnelley stockholders (b)	0.33	0.64	0.21	1.02	2.20

Weighted average number of common shares outstanding:
Basic (b)	66.9	67.7	69.7	69.7	68.5
Diluted (b)	67.4	67.7	69.7	69.7	68.5

R. R. Donnelley & Sons Company
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	For the Three Months Ended March 31, 2016	For the Three Months Ended June 30, 2016	For the Three Months Ended September 30, 2016	For the Nine Months Ended September 30, 2016
Products net sales	$1,242.7	$1,231.7	$1,343.4	$3,817.8
Services net sales	402.9	400.9	397.8	1,201.6
Total net sales (a)	1,645.6	1,632.6	1,741.2	5,019.4

Products cost of sales (exclusive of depreciation and amortization)	971.9	985.2	1,046.3	3,003.4
Services cost of sales (exclusive of depreciation and amortization)	341.2	331.0	330.7	1,002.9
Total cost of sales	1,313.1	1,316.2	1,377.0	4,006.3

Products gross profit	270.8	246.5	297.1	814.4
Services gross profit	61.7	69.9	67.1	198.7
Total gross profit	332.5	316.4	364.2	1,013.1
Selling, general and administrative expenses (exclusive of depreciation and amortization)	229.3	233.6	218.1	681.0
Restructuring, impairment and other charges-net	5.3	8.2	10.8	24.3
Depreciation and amortization	52.6	49.9	51.0	153.5
Other operating (income) expense	(12.3)	—	0.3	(12.0)
Income from operations	57.6	24.7	84.0	166.3
Interest expense-net	50.4	51.4	48.8	150.6
Investment and other (income) expense-net	(0.1)	0.7	(1.0)	(0.4)
Earnings (loss) before income taxes	7.3	(27.4)	36.2	16.1
Income tax expense (benefit)	3.4	(4.4)	13.9	12.9
Net earnings (loss) from continuing operations	3.9	(23.0)	22.3	3.2
Net earnings (loss) from discontinued operations, net of income taxes	36.2	8.7	(29.1)	15.8
Less: Income attributable to noncontrolling interests	0.3	0.2	0.3	0.8
Net earnings (loss) attributable to RR Donnelley common stockholders	$39.8	$(14.5)	$(7.1)	$18.2

Basic net earnings (loss) per share attributable to RR Donnelley common stockholders:
Continuing operations	$0.05	$(0.33)	$0.31	$0.03
Discontinued operations	0.52	0.12	(0.41)	0.23
Net earnings attributable to RR Donnelley stockholders (b)	0.57	(0.21)	(0.10)	0.26

Diluted net earnings (loss) per share attributable to RR Donnelley common stockholders:
Continuing operations	$0.05	$(0.33)	$0.31	$0.03
Discontinued operations	0.52	0.12	(0.41)	0.23
Net earnings attributable to RR Donnelley stockholders (b)	0.57	(0.21)	(0.10)	0.26

Weighted average number of common shares outstanding:
Basic (b)	69.9	70.0	70.0	70.0
Diluted (b)	70.3	70.0	70.5	70.5

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Statements of Operations

(a)

Total net sales includes $153.4 million for the year-ended December 31, 2015 and $150.4 million for the nine-month period ended September 30, 2016 of historical RR Donnelley sales to Donnelley Financial and LSC which were historically reflected as intercompany sales that were eliminated in RR Donnelley’s consolidated financial statements. These net sales and related cost of sales are governed by and expected to continue through the duration of the executed Commercial Agreements between RR Donnelley with Donnelley Financial and LSC.

(b)	Earnings per share amounts and weighted average common shares outstanding for all periods reflect RR Donnelley’s 1-for-3 reverse stock split, which was effective October 1, 2016.